UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2009
(Date of Report: Date of earliest event reported)

Aftermarket Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

568 Saint Vincent, Irvine, CA 92618
 (Address of principal executive office)

Registrant's telephone number, including area code: (805) 457-6999

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Aftermarket Enterprises, Inc., a Nevada corporation has changed its independent registered public accounting firm, from Child, Van Wagoner & Bradshaw, PLLC (“CVB”) to Moore and Associates, Chartered Accountants  and Advisors (“Moore and Associates”) effective January 6, 2008.  Moore and Associates will commence review of our annual audit for the year ending December 31, 2008.  Moore and Associates entered into an engagement letter with Aftermarket on January 6, 2009.   With our business facing increasing price pressure, management decided to look at areas to reduce our expenses and accordingly sought additional bids on our 2008 audit and ongoing SEC accounting work.  With Moore and Associates being closer to our operations, they were able to offer reduced fees compared to CVB so we notified CVB that we were going to dismiss them effective, January 6, 2009, solely in an effort to reduce our overall cost given our limited resources.

The CVB reports on our consolidated financial statements as of and for the years ended December 31, 2007 and 2006 each included an explanatory paragraph indicating that we had experienced operating losses and net working capital deficiencies and accumulated deficits that raised substantial doubt about our ability to continue as a going concern. The CVB reports on our consolidated financial statements as of and for the years ended December 31, 2007 and December 31, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the term of the CVB engagement and through September 30, 2008 and the date of this 8-K (the “Reporting Period”), there had been no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused CVB to make reference to the subject matter in connection with their audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and December 31, 2006. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

During the last two completed fiscal years and the interim periods (through January 9, 2009), neither the Company nor anyone on its behalf has consulted Moore and Associates regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with CVB, as there were none.

We provided CVB with a copy of this disclosure on January 9, 2009, requesting CVB to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by CVB in response to that request, dated January 9, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Exhibits

(d) Exhibits.

16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC regarding change in certifying accountant, dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

After Market Enterprises, Inc.

Date:	January 9, 2009	By:	/s/ Adam Anthony
Adam Anthony, CEO